Exhibit (j)


          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of ICAP
Funds, Inc. (comprising, respectively, the ICAP
Discretionary Equity Portfolio, ICAP Equity Portfolio,
ICAP Select Equity Portfolio and ICAP Euro Select
Equity Portfolio), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings
"Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 24, 2000